Exhibit 10.3

THE LIENS, SECURITY INTERESTS, ASSIGNMENTS AND/OR OTHER ENCUMBRANCES GRANTED BY THIS DOCUMENT IS SUBORDINATE TO THE LIENS OF KEYBANK NATIONAL ASSOCIATION, OR ITS SUCCESSORS OR ASSIGNS, PURSUANT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 1, 2016, AS SUCH AGREEMENT MAY FROM TIME TO TIME BE AMENDED, RESTATED OR OTHERWISE MODIFIED (OR ANY SUCCESSOR AGREEMENT WHICH REPLACES AND REFERENCES SUCH AGREEMENT).

LOAN AND SECURITY AGREEMENT

Loan and Security Agreement, dated as of November 1, 2016 (as the same may from time to time be amended, restated, supplemented or otherwise modified, this “Agreement”), by and between B.R. Johnson, LLC, a Delaware limited liability company (the “Company”), and Regional Brands Inc., a Delaware corporation (“Lender”).

WITNESSETH:

WHEREAS, the Company desires to obtain a term loan from Lender and Lender desires to make such loan available to the Company;

WHEREAS, the Company desires to grant to Lender a security interest in certain collateral to secure the prompt payment and performance in full of the Company’s obligations hereunder;

WHEREAS, the Company is entering into that certain Credit and Security Agreement, dated as of the date hereof (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Credit Agreement”), with KeyBank National Association;

WHEREAS, capitalized terms used but not defined in this Agreement shall have the respective meanings given to such terms in the Credit Agreement.

NOW, THEREFORE, in consideration of the mutual promises, representations and warranties contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.       Loans. Subject to the terms and conditions of this Agreement, Lender agrees to make a term loan (the “Term Loan”) to the Company on the date hereof in the aggregate principal amount of $7,500,000.00. The Term Loan shall be evidenced by a promissory note in the form attached hereto as Exhibit A (the “Note” and, together with this Agreement, the “Loan Documents”). Payments of principal on the Term Loan will be due and payable as follows: (a) $300,000.00 on the first anniversary of the date hereof; (b) $500,000.00 on the second anniversary of the date hereof; (c) $600,000.00 on the third anniversary of the date hereof; (d) $700,000.00 on the fourth anniversary of the date hereof; and (e) the remaining outstanding principal balance of the Term Loan will be due and payable in full on the fifth anniversary of the date hereof (the “Maturity Date”).

2.       Interest.

2.1.       The Term Loan will bear interest at the rate of six percent (6%) per annum payable in cash on the outstanding principal balance of the Term Loan. Accrued and unpaid interest will be payable quarterly on January 1, April 1, July 1 and October 1 of each year during the term of this Agreement, with the first payment due and payable on January 1, 2017. In addition, accrued and unpaid interest will be payable together with each scheduled payment of principal on the Term Loan and on the Maturity Date. Interest will be computed on the basis of the actual number of days elapsed, over a year of 365/366 days.

2.2.       Notwithstanding the rates of interest specified in Section 2.1, or elsewhere herein, effective immediately upon the occurrence of an Event of Default (as defined in the Note) and for as long thereafter as such Event of Default is continuing, the principal balance of the Term Loan and the amount of all other Obligations (as defined below) will bear interest at a rate per annum equal to the rate of interest that would otherwise be applicable thereto pursuant to Section 2.1 plus four percent (4%) per annum (the “Default Interest”); provided, however, no interest charged thereon shall exceed the maximum amount allowed by law.

3.       Security Interest.

3.1.       To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration or otherwise, of all of the obligations of the Company under the Loan Documents (the “Obligations”), the Company hereby grants to Lender a continuing security interest in, and a right to set off against, any and all right, title and interest of the Company in and to all of the Collateral. The parties hereto hereby acknowledge and agree that the security interest created hereby in the Collateral constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising.

3.2.       The Company covenants that, so long as any of the Obligations remain outstanding, the Company will execute and deliver to Lender and/or file such agreements, assignments or instruments and do all such other things as Lender may reasonably deem necessary or appropriate (i) to assure to Lender its security interests hereunder are perfected, including such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as Lender may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with UCC and any other personal property security legislation in the appropriate state(s) or jurisdiction(s), and (ii) to otherwise protect and assure Lender of its rights and interests hereunder. The Company hereby authorizes Lender to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as Lender may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC.

3.3.       The Company covenants that, so long as any of the Obligations remain outstanding, the Company will defend its interests in the Collateral against the claims and demands of all other parties claiming an interest therein and keep the Collateral free from all liens, claims and encumbrances of every nature whatsoever, except for the security interests granted hereunder and under the Credit Agreement, and for Permitted Liens.

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3.4.       The Company hereby irrevocably makes, constitutes and appoints Lender, its nominee or any other person whom Lender may designate as the Company’s attorney-in-fact with full power and for the limited purpose to sign in the name of the Company any financing statements, amendments and supplements to financing statements, continuation financing statements, notices and any similar documents which in Lender’s reasonable discretion would be necessary, appropriate or convenient in order to perfect or maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as any of the Obligations remain outstanding.

3.5.       Upon the occurrence of an Event of Default (as defined in the Note) and during continuation thereof, Lender will have, in addition to the rights and remedies provided herein or in the Note or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral). In addition, Lender will have the right to exercise any one or more of the following remedies following the occurrence and during the continuance of an Event of Default: (i) to declare all amounts payable under the Loan Documents to be immediately due and payable without notice or demand to the Company; (ii) to sue for and recover all such payments; (iii) to take possession of the Collateral, without notice or demand (except to the extent otherwise required by law), wherever it may be located (and to enter on any premises of the Company for such purpose), without any court order or other process of law (and the Company hereby waives any and all damages resulting from such taking of possession); and (iv) to pursue any other remedy at law or in equity not inconsistent with the foregoing.

3.6.       Notwithstanding any action which Lender may take, the Company will be and remain liable for the payment and performance in full of all Obligations. The rights and remedies of Lender under the Loan Documents will be cumulative and not exclusive of any other right or remedy which Lender may have.

3.7.       In addition to all other sums due Lender with respect to the Obligations, the Company will pay to Lender promptly upon demand all reasonable documented costs and expenses incurred by Lender, including, but not limited to, reasonable attorneys’ fees and court costs, in protecting, preserving or obtaining the Collateral, in enforcing payment of the Obligations, in the prosecution or defense of any action or proceeding by or against Lender or the Company concerning any matter arising out of or in connection with this Agreement, the Note, any Collateral or any of the Obligations, or otherwise in exercising any of its rights or remedies hereunder or under applicable law, including, without limitation, any of the foregoing arising in, arising under or related to a case under Title 11 of the United States Code, as amended, modified, succeeded or replaced form time to time.

3.8.       In addition to other powers of attorney contained herein, the Company hereby designates and appoints Lender, and each of its designees or agents, as attorney-in-fact of the Company, irrevocably and with full power of substitution, with authority to do, take and perform all such acts and things as Lender may reasonably deem to be necessary, proper or convenient in connection with the Collateral, or in exercising any of its rights or remedies hereunder or under applicable law, upon the occurrence and during the continuation of an Event of Default. This power of attorney is a power coupled with an interest and will be irrevocable for so long as any of the Obligations remain outstanding. Lender will be under no duty to exercise or withhold the exercise of any of the rights, powers and privileges expressly or implicitly granted to it in any of the Loan Documents, and will not be liable for any failure to do so or any delay in doing so. This power of attorney is conferred on Lender solely to protect, preserve and realize upon its security interest in the Collateral.

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3.9.       The security interest in the Collateral will continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by Lender. In the event that payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable documented costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by Lender in enforcing such reinstatement will be paid promptly upon demand by the Company.

3.10.       Lender will not be liable under any of the Loan Documents for any acts or omissions other than as a result of its gross negligence or willful misconduct. In no event will Lender be liable for any special, incidental, indirect, exemplary, consequential or punitive damages or lost profits for any reason whatsoever.

4.       Representations of the Company. The Company represents and warrants to Lender as follows:

4.1.       The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to conduct its business as it is now being conducted and to own, lease and operate its properties and assets.

4.2.       The Company has all requisite power and authority to execute, deliver and perform the Loan Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of the Loan Documents and the consummation by the Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all required limited liability company action on the part of the Company. Each of the Loan Documents has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless whether such enforceability is considered in a proceeding at law or in equity).

4.3.       None of the execution, delivery or performance by the Company of any of the Loan Documents or the consummation of any of the transactions contemplated hereby or thereby, including, without limitation, the grant by the Company, and perfection, of the security interest in the Collateral granted hereby, will (a) violate any provision of the organizational or governing documents of the Company, (b) require any consent, waiver, approval, exemption, declaration, license, authorization or permit of, or filing or registration with or notification to, any federal, state, municipal or local government, official thereof, governmental or regulatory authority, agency, commission or department, including courts of competent jurisdiction (each, a “Governmental Authority”), except for the filing or recording of UCC financing statements, (c) require a consent under, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, amendment or acceleration or any obligation) under, or result in the creation of any lien, claim or encumbrance on any of the properties or assets of the Company pursuant to, any of the terms, conditions or provisions of any indenture, mortgage, note, bond, license, government registration, contract, lease, franchise, permit, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties or assets may be bound, or (d) violate any statute, law, rule, regulation, code or ordinance of any Governmental Authority applicable to the Company or by which the Company or any of its properties or assets may be bound.

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4.4.       There are no actions, suits, proceedings or claims pending or, to the knowledge of the Company, threatened against or affecting the Company by or before any Governmental Authority which, if adversely determined, would adversely affect (a) the ability of the Company to perform any of its obligations under any of the Loan Documents or (b) the legality, validity or enforceability of any of the Loan Documents.

4.5.       Following the closing of the BRJ Acquisition, the Company will be a solvent entity and a going concern with current liquidity to fund its operations, and none of the execution, delivery or performance of this Agreement or the Credit Agreement, and no other fact, event, circumstance or condition has occurred or exists that, would cause the Company to be insolvent.

4.6.       To the knowledge of the Company, all of the financial statements and other financial information of the Company and BRJ Seller provided to Lender on or prior to the date hereof are true and correct in all material respects, and fairly present in all material respects the financial position and results of operations of the Company or BRJ Seller, as applicable, as of and for the applicable periods covered thereby.

4.7.       The Company and its representatives have fully disclosed any and all facts that are important and material to Lender’s consideration of the Term Loan, and no fact, event, condition or occurrence exists that has not been disclosed and would cause a reasonable person not to make the Term Loan.

4.8.       As of the date hereof, the address of the Company’s chief executive office and chief place of business is 6960 Fly Road, East Syracuse, New York. As of the date hereof, the Company’s exact legal name is as shown in this Agreement.

4.9.       Following the closing of the BRJ Acquisition, the Company will have good, valid and marketable title to the Collateral, free and clear of all liens, claims and encumbrances of every nature whatsoever other than the security interest created hereby and by the Credit Agreement, and for Permitted Liens.

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4.10.       This Agreement creates a valid security interest in favor of Lender in the Collateral which, when properly perfected, will constitute a valid, perfected security interest in such Collateral, to the extent such security interest can be perfected by filing under the UCC, which security interest shall be a second priority security interest until such time as the Credit Agreement has been terminated in accordance with its terms and shall thereafter be a first priority security interest.

5.       Covenants. All of the covenants set forth in Article V of the Credit Agreement (the “Covenants”) are hereby incorporated by reference in this Agreement. For purposes of this Agreement, all references in the Covenants to Agent or any Lender shall be deemed to refer to Lender hereunder. The Company will be required to comply with all of the Covenants and perform all of its obligations under the Covenants (including, without limitation, all notice and information delivery requirements) for the benefit of Lender as if the Covenants were fully set forth herein, and Lender will be entitled to exercise any and all rights and remedies available to Agent under the Credit Agreement in the event that the Company breaches, defaults or otherwise fails to perform or comply with any of the Covenants. For purposes of this Agreement, all of the Covenants, and all of Lender’s rights and remedies with respect thereto, will survive any termination of the Credit Agreement. In the event that (i) any modification of the Covenants is approved by the Agent, such modification shall automatically apply to this Agreement and (ii) in the event that any Event of Default under the Credit Agreement is at any time waived by the Agent, such waiver shall be deemed effective with respect to any Event of Default hereunder caused by the Event of Default under the Credit Agreement.

6.       Survival. All representations, warranties, covenants and agreements contained in the Loan Documents and in any document, exhibit, schedule or certificate delivered in connection herewith or incorporated by reference herein will survive the execution and delivery of this Agreement and the closing of the Term Loan and will not be affected by any investigation at any time made by Lender or on its behalf.

7.       Miscellaneous.

7.1.       This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Ohio without giving any effect to principles of conflicts of laws. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement will be commenced in the state and federal courts sitting in the County of Cuyahoga, State of Ohio (the “Ohio Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Ohio Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such Ohio Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOACABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMNT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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7.2.       All notices, requests, demands, instructions and other communications to be given under this Agreement shall be in writing and shall be deemed given (a) when sent if sent by facsimile or e-mail (or on the immediately following Business Day if sent after the close of business or on a day that is not a Business Day) with electronic confirmation of delivery thereof, (b) when delivered, if delivered personally to the intended recipient, (c) one Business Day following sending by overnight delivery via a nationally recognized overnight courier service, or (d) three Business Days following sending by registered or certified mail, return receipt requested, postage prepaid and in each case, addressed to a party at the following address for such party:

To the Company:

c/o Lorraine Capital, LLC

591 Delaware Avenue

Buffalo, New York 14202

Attention: Richard Gioia, Member

Facsimile: (940) 382-9966

E-mail: jreich@lorrainecapital.com

With a copy (which shall not constitute notice) to:

Lippes Mathias Wexler Friedman LLP

50 Fountain Plaza, Suite 1700

Buffalo, New York 14202

Attention: Brian J. Bocketti, Esq.

Facsimile: (716) 853-5199

E-mail: bbocketti@lippes.com

To Lender:

Regional Brands Inc.

6060 Parkland Boulevard

Cleveland, Ohio 44124

Attention: Brian Hopkins

Facsimile: (216) 825-4001

E-mail: brian@ancora.net

With a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

Attention: Michael R. Neidell, Esq.

Facsimile: (212) 451-2222

E-mail: mneidell@olshanlaw.com

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7.3.       This Agreement shall be binding upon and inure to the benefit of the Company, Lender and their respective successors and permitted assigns. The Company may not assign any of its rights or delegate any of its obligations under all or any part of this Agreement or the Note without the prior written consent of Lender.

7.4.       This Agreement, the Note and all exhibits and schedules hereto constitute the entire agreement between the parties hereto in respect of the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties in respect of the subject matter hereof.

7.5.       This Agreement may be amended, modified and supplemented in any and all respects by written agreement of the parties hereto with respect to any of the terms contained herein. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. No failure or delay in exercising any right, power or privilege hereunder or under applicable law will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or under applicable law. The failure of Lender to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive Lender of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

7.6.       This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party hereto. Facsimile or .pdf signatures shall have the same force and effect as original signatures.

7.7.       If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provision.

7.8.       The headings in this Agreement are for reference purposes only and shall not constitute a part hereof.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

B.R. JOHNSON, LLC

By:	/s/ Justin M. Reich
	Name:	Justin M. Reich
	Title:	Manager

REGIONAL BRANDS INC.

By:	/s/ Brian Hopkins
	Name:	Brian Hopkins
	Title:	Chairman and Chief Executive Officer

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EXHIBIT A

THE INDEBTEDNESS EVIDENCED BY THIS DOCUMENT IS SUBORDINATE TO THE INDEBTEDNESS OF THE MAKER(S) (OR ANY SUCCESSOR THERETO) TO KEYBANK NATIONAL ASSOCIATION, AS AGENT, OR ANY OF ITS SUCCESSORS OR ASSIGNS, PURSUANT TO THE TERMS OF A SUBORDINATION AGREEMENT DATED AS OF NOVEMBER 1, 2016, AS SUCH AGREEMENT MAY FROM TIME TO TIME BE AMENDED, RESTATED OR OTHERWISE MODIFIED (OR ANY SUCCESSOR AGREEMENT WHICH REPLACES AND REFERENCES SUCH AGREEMENT).

PROMISSORY NOTE

$7,500,000.00	November 1, 2016

FOR VALUE RECEIVED, B.R. Johnson, LLC (“Borrower”) hereby promises to pay to the order of Regional Brands Inc. (“Lender”), in lawful money of the United States of America, the principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000.00). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Loan and Security Agreement, dated as of November 1, 2016, between Borrower and Lender (the “Loan and Security Agreement”). The principal of this Note will be payable on each date provided for in Section 1 of the Loan and Security Agreement.

Borrower also promise to pay interest on the unpaid principal amount of the Term Loan, from the date of this Note until the payment in full thereof, at the rate per annum set forth in Section 2.1 of the Loan and Security Agreement. Such interest will be payable on each date provided for in such Section 2.1; provided, however, that interest (including Default Interest) on any principal portion which is not paid when due will be payable on demand. All payments of principal of and interest on this Note shall be made in immediately available funds.

All payments by Borrower of principal of and interest on this Note will be made to Lender at its address referred to in Section 7.2 of the Loan and Security Agreement. If any payment becomes due on a day other than a business day, the due date thereof shall be extended until the next succeeding business day, and interest shall be payable at the applicable rate during such extension.

Borrower hereby authorizes Lender to endorse on Schedule 1 (or continuation thereof) annexed to this Note the date and amount of the Term Loan made to Borrower and all payments of principal amounts in respect of such Term Loan, which endorsements shall, absent manifest error, be conclusive evidence of the outstanding principal amount of the Term Loan; provided, however, that the failure by Lender to make any such notation with respect to the Term Loan or any payment thereof shall not limit or otherwise affect the obligations of Borrower under this Note.

The delay or failure to exercise any right hereunder shall not waive such right. The undersigned hereby waives demand, presentment, protest, notice of dishonor or nonpayment, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, any and all delays or lack of diligence in collection hereof and assents to each and every extension or postponement of the time of payment or other indulgence.

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Lender may, at any time, present this Note or any sum payable hereunder to Borrower in satisfaction of any sum due or payable by Lender to Borrower for any reason whatsoever.

The payment and performance of Borrower’s obligations under this Note are secured by a security interest in the Collateral, as defined and provided in the Loan and Security Agreement.

The occurrence of any one or more of the following events shall constitute an Event of Default: (a) the failure to pay principal of this Note as and when due within five (5) Business Days of the date such payment is due; (b) the failure to pay interest on this Note or any other payment required to be made to Lender under any Loan Document within five (5) Business Days of the date such payment is due; (c) any representation or warranty of Borrower contained in the Loan and Security Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or shall have become inaccurate in any material respect; (d) Borrower shall have breached or failed to perform or comply with any covenant contained in the Loan and Security Agreement (including the Covenants, after giving effect to any applicable grace or cure period contained in the Credit Agreement); (f) there shall have occurred an Event of Default under the Credit Agreement; (g) (i) any material provision, in the reasonable judgment of Lender, of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against Borrower; (ii) the validity, binding effect or enforceability of any Loan Document against Borrower shall be contested by Borrower; (iii) Borrower shall deny that it has any or further liability or obligation under any Loan Document; (iv) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Lender the benefits purported to be created thereby; (v) any security interest purported to be created with respect to the Collateral shall be asserted by Borrower not to be a valid and perfected security interest on the Collateral and of the same effect and priority purported to be created thereby; or (vi) except as specifically agreed to in writing by Lender, any applicable Loan Document for any reason (other than pursuant to the terms thereof) ceases to create a valid and perfected security interest (subject to Permitted Liens) in any of the Collateral; (h) a proceeding is filed or commenced against Borrower for bankruptcy, reorganization, dissolution or liquidation which, in the case of an involuntary proceeding, is not dismissed or discontinued within sixty (60) days, or Borrower voluntarily or involuntarily terminates or dissolves or is terminated or dissolved; or (g) the insolvency of, the appointment of a custodian, trustee, liquidator or receiver for any of the property of, an assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor’s relief law, or for any readjustment of indebtedness, composition or extension by or against, Borrower.

Borrower agrees that if an Event of Default occurs under this Note, then the unpaid principal balance of this Note, together with interest and other amounts owing in respect thereof, including but not limited to all fees and expenses provided for in the Loan and Security Agreement, will immediately become due and payable without notice or demand. In addition, Lender will have all of the rights and remedies provided in the Loan and Security Agreement and by law. Borrower agrees to pay to Lender all expenses incurred by Lender, including reasonable attorneys’ fees, in enforcing and collecting this Note.

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In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Borrower further agrees to indemnify and hold harmless Lender from and against any and all damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) which Lender may incur by reason of Borrower’s failure promptly to pay when due any indebtedness evidenced by this Note.

This Note may not be prepaid by Borrower. This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of Borrower.

The Note shall be governed by and construed in accordance with the laws of the State of Ohio, without giving any effect to principles of conflicts of law, and shall be binding upon the successors and permitted assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender. Exclusive jurisdiction relating to this Note shall vest in the Ohio Courts.

B.R. JOHNSON, LLC

By:	/s/ Justin M. Reich
	Name:	Justin M. Reich
	Title:	Manager

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SCHEDULE 1

Date	Amount of Loan	Amount of Principal Repaid	Unpaid Principal Amount
November 1, 2016	$7,500,000.00